UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 2, 2020

BENCHMARK ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction
of incorporation)
1-10560
(Commission
File Number)
74-2211011
(I.R.S. Employer
Identification No.)

56 South Rockford Drive
,
Tempe
,
Arizona

85281
(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code:

(
623
)
300-7000

Not Applicable
(Former name or former address,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the
registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule

425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a

-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Securities registered

pursuant to Section

12(b) of the Act:

Title of each class Trading Symbol Name of each exchange on which registered
Common Stock, par value $0.10 per share
BHE
New York Stock Exchange
, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities
Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2

of this chapter).

Emerging growth company

☐

If an emerging growth company,

indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a)

of the
Exchange Act.
☐

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 2, 2020, the Board of Directors of Benchmark

Electronics, Inc. (the “Company”) adopted ministerial
amendments (the “Amendments”) to the Company’s

Amended and Restated Bylaws, effective immediately.

The
Amendments provide a more clear classification and delineation of elected senior officers of the Company.

Article
4, Sections 1 and 8, and Article 5, Section 1 of the Amended &

Restated Bylaws have been revised to adopt three
classes of Vice Presidents:

(i) Executive Vice

Presidents, who are appointed by the Board of Directors and are incumbent to serve in the President and Chief Executive

Officer’s (the “CEO”) absence, (ii) Senior Vice

Presidents,
who are appointed by the Board of Directors and serve as senior executive officers of the Company on the CEO’s
direct staff, and (iii) Vice

Presidents, who are subordinate to the aforementioned categories of senior officers
described above.

The foregoing summary of the Amendments is qualified

in its entirety by reference to the complete text of the new
Amended & Restated Bylaws, a copy which is attached

to this Current Report on Form 8-K as Exhibit 3.2.

I’Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.

Description of Exhibit

3.2
Amended & Restated Bylaws of Benchmark Electronics, Inc. dated December 2, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act

of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly

authorized.

BENCHMARK ELECTRONICS, INC.

Date: December 7, 2020 By: /s/ Stephen J. Beaver

Stephen J. Beaver, Esq.

Vice President General Counsel